SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	____000-52652___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

12741 East Caley Avenue, Unit 140
            Centennial, CO 80111
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

9800 Mt Pyramid Court # 250, Englewood, CO  80112

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01	CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

        On October 13, 2011,  the Public Company Audit Oversight Board ("PCAOB") announced that it had revoked the registration of Cordovano and Honeck, LLP, the Company's prior independent registered accountants.  As a result of that revocation, the Company can no longer include the audit reports and consents of that firm in its filings and other reports with the SEC.  In light of the foregoing actions by the PCAOB, the Company deems that Cordovano and Honeck, LLP has resigned as the Company independent registered accountants.

       Cordovano and Honeck, LLP, issued an audit report on our financial statements as of and for the years ended December 31, 2008, 2009 and 2010.  The financial statements as of and for the years ending December 2009 and 2010 included an explanatory paragraph concerning the Company’s ability to continue as a going concern. In the period from Cordovano and Honeck, LLP’s appointment until October 13, 2011 (the date of resignation), there were no disagreements with Cordovano and Honeck, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Cordovano and Honeck, LLP, would have caused Cordovano and Honeck, LLP to make reference to the matter in its report of the financial statements; and there were no reportable events as defined in Item 304(a) (3) of Regulation S-K.

       Effective November 18, 2011 the Company’s Board of Directors, with the concurrence of the Audit Committee, approved the appointment of Malone Bailey, LLP to serve as the Company’s independent accountant to audit the Company’s financial statements.  Prior to its engagement as the Company's independent accountant, the Company had not consulted Malone Bailey, LLP with respect to the application of accounting principles to specific transactions or the type of audit opinion that might be rendered on the Company's financial statements. The engagement of Malone Bailey, LLP was effective on November 18, 2011.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibit

Item	Title

16.	Letter of Cordovano and Honeck LLP filed pursuant to Item 304(a)(3) of Regulation S-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMEDICAL TECHNOLOGY SOLUTIONS HOLDINGS, INC.
Date: November 22, 2011	By: __/s/ Gex F. Richardson __ Gex F. Richardson, President

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